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                                                                EXHIBIT 99(a)(3)

                         Notice of Guaranteed Delivery

                                      for

                    All Outstanding Shares of Common Stock
          (Including the Associated Rights to Purchase Common Stock)

                                      of

                             Cade Industries, Inc.

                                      at
                              $5.05 Net Per Share
                                      by

                              Sphere Corporation

                         a wholly owned subsidiary of

                        United Technologies Corporation

   As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the certificates representing shares of common stock, par value $.001 per share, of Cade Industries, Inc., a Wisconsin corporation (the "Company"), including the associated common stock purchase rights issued pursuant to the Rights Agreement, dated as of August 4, 1998, as amended as of October 21, 1999, between the Company and Firstar Bank Milwaukee, N.A. (formerly named Firstar Trust Company), as Rights Agent (the "Shares"), are not immediately available or time will not permit all required documents to reach Citibank, N.A. (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase) or the procedures for book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase.

                       THE DEPOSITARY FOR THE OFFER IS:

                                Citibank, N.A.

        By Mail:                   By Hand:              By Courier:
     Citibank, N.A.             Citibank, N.A.         Citibank, N.A.
      P.O. Box 685          Corporate Trust Window    915 Broadway, 5th
   Old Chelsea Station    111 Wall Street, 5th Floor        Floor
   New York, NY 10113         New York, NY 10043     New York, NY 10010



                                   Facsimile
                          for Eligible Institutions:
                                (212) 505-2248

                       To Confirm Facsimile Transmission
                         By Telephone: (800) 270-0808

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN
            AS LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

   This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

   The undersigned hereby tenders to Sphere Corporation, a Wisconsin corporation ("Purchaser") and a wholly owned subsidiary of United Technologies Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 21, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.


 Number of Shares:__________________   Name(s) of Record Holder(s):


 Share Certificate Numbers (if         ___________________________________
 available):


                                       ___________________________________
 ___________________________________               Please Type or Print


 ___________________________________   Address(es):_______________________


 If Shares will be delivered by        Zip Code___________________________
 book-entry transfer:

                                       ___________________________________


 Account Number:____________________
                                       Telephone Number:

 Date:       , 1999                    ___________________________________

                                       Area Code

                                       Signature(s):

                                       ___________________________________


                                       ___________________________________
                                   GUARANTEE

                   (Not to be used for signature guarantee)

   The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"), hereby guarantees that either the certificates representing the Shares tendered hereby in proper form for transfer or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in and pursuant to procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) New York Stock Exchange Inc. trading days after the date of execution hereof.

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   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, certificates for Shares and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: _________________________________________________________________

Address: ______________________________________________________________________

_______________________________________________________________________________
                                                                       Zip Code

Area Code and Telephone Number: _______________________________________________

Authorized Signature

Name: _________________________________________________________________________
                             Please Type or Print

Title: ________________________________________________________________________

Dated: __________________________________________________________________, 1999

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

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